UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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ECLIPSYS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Eclipsys Corporation
1750 Clint Moore Road
Boca Raton, Florida 33487
Notice of Annual Meeting of Stockholders
To Be Held On June 29, 2005
       The Annual Meeting of Stockholders of Eclipsys Corporation (the “Company”) will be held at The Delray Beach Marriott, 10 North Ocean Boulevard, Delray Beach, Florida 33483, on June 29, 2005, at 10:00 a.m., local time, to consider and act upon the following matters:

1.	To elect two Class I directors for the ensuing three years.

2.	To approve the 2005 Stock Incentive Plan and to authorize for issuance thereunder a total of 2,000,000 shares of the Company’s Voting Common Stock, plus up to an aggregate of 8,328,635 shares that are (i) available for issuance under our Amended and Restated 2000 Stock Incentive as of the date of the Annual Meeting, or (ii) subject to outstanding awards under our 1996 Stock Plan, Amended and Restated 1998 Stock Incentive Plan, Amended and Restated 1999 Stock Incentive Plan and Amended and Restated 2000 Stock Incentive Plan as of the date of the Annual Meeting that subsequently expire or are terminated, surrendered or canceled without having been fully exercised or are forfeited in whole or in part.

3.	To approve the 2005 Employee Stock Purchase Plan and to authorize for issuance thereunder a total of 1,000,000 shares of the Company’s Voting Common Stock.

4.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s registered public accounting firm for the current fiscal year.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.
      Stockholders of record at the close of business on May 11, 2005 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

By Order of the Board of Directors,

Robert J. Colletti, Secretary
Boca Raton, Florida
May 20, 2005
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

Eclipsys Corporation
1750 Clint Moore Road
Boca Raton, Florida 33487
Proxy Statement for the Annual Meeting of Stockholders
to be Held on June 29, 2005
       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Eclipsys Corporation for use at the Annual Meeting of Stockholders to be held on June 29, 2005 (the “Annual Meeting”) and at any adjournment of that meeting. All executed proxies will be voted in accordance with the stockholder’s instructions. If no choice is specified, executed proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. A proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to our Secretary or by voting in person at the Annual Meeting.
      On May 11, 2005, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the “Record Date”), there were outstanding and entitled to vote an aggregate of 47,910,368 shares of our Voting Common Stock (“Voting Common Stock”) (constituting all of our voting stock). Holders of Voting Common Stock are entitled to one vote per share.
      Our Annual Report for the year ended December 31, 2004 is being mailed to stockholders, along with these proxy materials, on or about May 24, 2005.
      Our Form 10-K, as amended, for the year ended December 31, 2004 as filed with the Securities and Exchange Commission, without exhibits, is included in our Annual Report. Exhibits will be provided upon written request to our Secretary at the address shown above and the payment of an appropriate processing fee.
Votes Required
      The holders of a majority of the shares of Voting Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Voting Common Stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.
      The affirmative vote of a plurality of the votes cast by stockholders entitled to vote on the matter is required for the election of directors. The affirmative vote of a majority of the shares of Voting Common Stock voting on the matter is required to approve the 2005 Stock Incentive Plan and the 2005 Employee Stock Purchase Plan and to ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as our registered public accounting firm for the current year.
      Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (including the election of directors and the ratification of the selection of the auditors) that require the affirmative vote of a plurality of the votes cast or a majority of the shares voting on the matter.
Householding of Proxy Materials
      Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement or our Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Eclipsys Corporation, 1750 Clint Moore Road, Boca Raton, Florida 33487, phone: (561) 322-4321, Attention: Robert J. Colletti. If you want to receive separate copies of our Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
Beneficial Ownership of Voting Common Stock
      The following table sets forth certain information regarding the beneficial ownership of our Voting Common Stock as of May 11, 2005 by (i) each person or entity who is known by us to beneficially own more than 5% of the outstanding shares of Voting Common Stock; (ii) each director or nominee for director; (iii) each of the executive officers named in the Summary Compensation Table set forth under the caption “Executive Compensation” below; and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity. We have no outstanding shares of Non-Voting Common Stock.
      Except as set forth herein, the business address of the named beneficial owner is c/o Eclipsys Corporation, 1750 Clint Moore Road, Boca Raton, Florida 33487.

	Number of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned(1)	Owned(%)

Investment entities affiliated with General Atlantic LLC(2)	7,744,556	16.16%
c/o General Atlantic Service Corporation 3 Pickwick Plaza Greenwich, CT 06830
Thornburg Investment Management, Inc.(3)	3,462,667	7.23
119 East Marcy Street Santa Fe, NM 87501
Kern Capital Management LLC(4)	3,053,700	6.37
114 West 47th Street New York, NY 10036-1510
TCW Asset Management(5)	2,597,732	5.42
865 South Figueroa Street Los Angeles, California 90017
John S. Cooper(6)	263,331	*
Dan L. Crippen(7)	18,056	*
Steven A. Denning(8)	7,778,889	16.22
John Depierro(9)	138,267	*
Eugene V. Fife(10)	273,566	*
John P. Gomez(11)	152,043	*
Edward A. Kangas(12)	28,056	*
Braden R. Kelly(13)	7,780,389	16.23
Jay B. Pieper(14)	884,956	1.85
Russ J. Rudish(15)	209,375	*
Paul L. Ruflin(16)	640,518	1.32
All executive officers and directors as a group (10 Persons)(17)	9,755,466	20.08

*	Less than 1%.

(1)	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after May 11, 2005 through the exercise of any stock option, warrant or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

(2)	Consists of 788,687 shares owned by General Atlantic Partners 74, L.P. (“GAP 74”), 403,883 shares owned by General Atlantic Partners 48, L.P. (“GAP 48”), 504,674 shares owned by General Atlantic Partners 47, L.P. (“GAP 47”), 3,708,594 shares owned by General Atlantic Partners 38, L.P. (“GAP 38”), 1,052,661 shares owned by General Atlantic Partners 28, L.P. (“GAP 28”), 60,000 shares owned by GapStar, LLC (“GapStar”), 1,114,744 shares owned by GAP Coinvestment Partners, L.P. (“GAPCO”), 109,854 shares owned by GAP Coinvestment Partners II, L.P. (“GAPCO II”) and 1,459 shares owned by GAPCO GmbH & Co. KG (“KG”). GAPCO Management GmbH (“Management GmbH”) is the general partner of KG. Steven A. Denning is the Chairman and a Managing Director, and Braden R. Kelly is a Managing Director, of General Atlantic LLC (“GA LLC”), and each of Mr. Denning and Mr. Kelly is a general partner of each of GAPCO and GAPCO II. GA LLC is the general partner of GAP 28, GAP 38, GAP 47, GAP 48 and GAP 74. GA LLC is also the sole member of GapStar. The general partners of GAPCO and GAPCO II are Managing Directors of GA LLC. The Managing Directors of GA LLC are authorized to and empowered to vote and dispose of the securities owned by KG. GAP 28, GAP 38, GAP 47, GAP 48, GAP 74 and GapStar, GA LLC, GAPCO, GAPCO II, KG and Management GmbH are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Each of Mr. Denning and Mr. Kelly disclaims a beneficial ownership of all of such shares of Voting Common Stock.

(3)	This information was derived from the Schedule 13G filed by Thornburg Investment Management, Inc. with the Securities and Exchange Commission on February 15, 2005.

(4)	This information was derived from the Schedule 13G/ A filed by Kern Capital Management LLC with the Securities and Exchange Commission on February 14, 2005.

(5)	This information was derived from the Schedule 13G filed by TCW Group, Inc. with the Securities and Exchange Commission on February 14, 2005.

(6)	Includes 253,331 shares issuable upon the exercise of stock options that are exercisable within 60 days of May 11, 2005.

(7)	Consists entirely of shares issuable upon the exercise of stock options that are exercisable within 60 days of May 11, 2005.

(8)	Consists of 34,333 shares issuable upon the exercise of stock options that are exercisable within 60 days of May 11, 2005, and 7,744,556 shares of Voting Common Stock described in footnote (2) above.

(9)	Includes 133,267 shares that are issuable upon the exercise of stock options that are exercisable within 60 days of May 11, 2005.

(10)	Includes 105,166 shares issuable upon the exercise of stock options that are exercisable within 60 days of May 11, 2005, 65,000 shares held by a revocable trust of which Mr. Fife is the settlor and trustee, 1,700 shares owned by Mr. Fife’s son and 1,700 shares owned by Mr. Fife’s daughter.

(11)	Includes 51,667 shares issuable upon the exercise of stock options that are exercisable within 60 days of May 11, 2005.

(12)	Includes 18,056 shares issuable upon the exercise of stock options that are exercisable within 60 days of May 11, 2005.

(13)	Consists of 35,833 shares issuable upon the exercise of stock options that are exercisable within 60 days of May 11, 2005, and 7,744,556 shares of Voting Common Stock described in footnote (2) above.

(14)	Consists of 51,666 shares issuable upon the exercise of stock options that are exercisable within 60 days of May 11, 2005, and 833,290 shares held by Partners HealthCare System, Inc. (“Partners”). Mr. Pieper is a Vice President of Partners. Mr. Pieper disclaims beneficial ownership of the shares held by Partners and their inclusion herein shall not be deemed an admission of beneficial ownership.

(15)	Includes 109,375 shares issuable upon the exercise of stock options that are exercisable within 60 days of May 11, 2005.

(16)	Includes 487,313 shares issuable upon the exercise of stock options that are exercisable within 60 days of May 11, 2005.

(17)	Includes the amounts described in footnotes (2), (7), (8) and (10) through (15) above, 119,608 shares held by other executive officers and 255,084 shares issuable upon the exercise of stock options that are exercisable within 60 days of May 11, 2005 held by other executive officers.
Proposal 1 — Election of Directors
       Our Third Amended and Restated Certificate of Incorporation provides that the Board of Directors is classified into three classes (designated Class I directors, Class II directors and Class III directors), with members of each class holding office for staggered three-year terms. There are currently two Class I directors whose term expire at the Annual Meeting, two Class II directors, whose terms expire at the 2006 Annual Meeting of Stockholders, and two Class III directors, whose terms expire at the 2007 Annual Meeting of Stockholders, in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal. In addition, there is one vacant Class I director seat as a result of Paul Ruflin’s resignation from the Board of Directors in May 2005.
      The Board of Directors nominated Eugene V. Fife and Braden R. Kelly to stand for election as Class I directors at the Annual Meeting. The persons named in the enclosed proxy will vote to elect as Class I directors the nominees named below, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each nominee has indicated his willingness to serve, if elected, but if he should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors. Each nominee, if elected, will hold office until the 2008 Annual Meeting of Stockholders, subject to the election and qualification of his successor and to his earlier death, resignation or removal.
      Set forth below, for each incumbent and nominee, are his name and age, his positions with us, his principal occupation and business experience during the past five years and the year of the commencement of his term as a director of Eclipsys:
Nominees for Class I Directors
      Eugene V. Fife is 64 years old and is the Chairman of the Board of Directors, president and chief executive officer. Mr. Fife has served on the Board of Directors since May 1997, has served as Chairman of the Board since January 2003 and has served as president and chief executive officer since April 29, 2005. Since December 1999, Mr. Fife has served as the founding principal of Vawter Capital, LLC, a private investment firm. From September 1996 to October 2000, Mr. Fife served as the co-chairman and chief executive officer of Illuminis, Inc. (formerly known as Multimedia Medical Systems, Inc.), a medical information systems company. Mr. Fife was formerly a general partner in Goldman Sachs & Co., where he served as a member of its Management Committee and as chairman of Goldman Sachs International. He retired from Goldman Sachs & Co. in 1995, but continues to serve as a Senior Director of the firm. Mr. Fife is also a director of Caterpillar, Inc., a heavy equipment and engine manufacturer.
      Braden R. Kelly is 34 years old and has served on the Board of Directors since February 2001. Mr. Kelly is a Managing Director of General Atlantic LLC, a global private equity investment firm that invests in companies that provide or apply IT in ways that have the potential to change markets and industries and contribute to society, where he has worked since 1995. Mr. Kelly is a director of ProxyMed,

Inc., a provider of electronic healthcare transaction processing and services; Schaller Anderson Incorporated, a company that administers employers’ self-funded health benefit plans and Medicaid health plans through innovative business strategies and customer-centered features; and HEALTHvision, Inc., a private company that provides Internet solutions to the healthcare industry.
Incumbent Class II Directors
      Steven A. Denning is 56 years old and has served on the Board of Directors since March 1997. Mr. Denning is the Chairman and a Managing Director of General Atlantic LLC, a global private equity investment firm that invests in companies that provide or apply IT in ways that have the potential to change markets and industries and contribute to society, and has been with General Atlantic (or its predecessor) since 1980. Mr. Denning is also a director of Gecis Global, a global leader in providing high-quality business-process services; Hewitt Associates, Inc., a global human resources outsourcing and consulting firm delivering a complete range of human capital management services; The Thomson Corporation, a provider of integrated information solutions to business and professional customers; SRA International, Inc., a provider of information technology services and solutions to clients in the national security, health care, public health and civil government markets; and Liberata plc, one of the United Kingdom’s leading specialists in business process outsourcing services.
      Jay B. Pieper is 61 years old and has served on the Board of Directors since May 1996. Since May 1995, Mr. Pieper has served as Vice President of Corporate Development and Treasury Affairs for Partners HealthCare System, Inc., the parent of Brigham and Women’s Hospital, Inc. and Massachusetts General Hospital.
Incumbent Class III Directors
      Dan L. Crippen is 53 years old and has served on the Board of Directors since June 2004. Mr. Crippen is currently self-employed as a consultant. From 1999 to 2003, Mr. Crippen served as the Director of the Congressional Budget Office. From 1996 to 1999, Mr. Crippen was a founding partner of Washington Counsel, P.C., a consulting firm.
      Edward A. Kangas is 60 years old and has served as Lead Director since April 29, 2005 and on the Board of Directors since June 2004. Mr. Kangas served as Chairman and Chief Executive Officer of Deloitte Touche Tohmatsu from 1989 to 2000. He also served as the Managing Partner of Deloitte & Touche (USA) from 1989 to 1994. Since his retirement from Deloitte in 2000, Mr. Kangas has served as a consultant to Deloitte and as Chairman of the National Multiple Sclerosis Society. He is also director of Hovnanian Enterprises Inc., a national homebuilder; Electronic Data Systems Corporation, a provider of technology and outsourcing services; and Tenet Healthcare Corporation, a healthcare services company.
Board Determination of Independence
      Under applicable NASDAQ rules, a director of Eclipsys will only qualify as an “independent director” if, in the opinion of our Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that none of Messrs. Denning, Kelly, Pieper, Crippen or Kangas has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.
Board and Committee Meetings
      The Board of Directors met five times during 2004. During 2004, each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which the director then served, except for Mr. Kangas, who missed one of the two meetings held by the Board in 2004 after he became a director in June 2004.

      Our corporate governance guidelines provide that directors may, but are not required to, attend the annual meeting of stockholders. A copy of the guidelines is posted on our website at www.eclipsys.com. Our 2004 annual meeting was attended by Messrs. Fife and Ruflin.
Board Committees
      The Board of Directors has established three standing committees – Audit, Executive Development and Compensation, and Nominating and Corporate Governance – each of which operates under a charter that has been approved by the Board. A current copy of each committee’s charter are posted on the Corporate Governance section of our website, www.eclipsys.com.
      The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934.

Audit Committee
      The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of certain reports from such firm;

•	reviewing and discussing with management and our registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from our registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included on page 21 of this proxy statement).
      The Board of Directors has determined that each of Mr. Pieper and Mr. Kangas is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K of the Securities Act of 1933.
      The members of the Audit Committee are Messrs. Pieper (chairman), Crippen and Kangas. In February 2004, G. Fred DiBona replaced Mr. Kelly on the Audit Committee. In June 2004, Mr. Kangas replaced Mr. DiBona on the Audit Committee. Mr. DiBona did not stand for reelection to the Board at our annual meeting held in June 2004. In April 2005, Mr. Crippen replaced Mr. Fife on the Audit Committee. The Audit Committee met ten times during 2004. A copy of the charter of the Audit Committee is available for inspection on our website at www.eclipsys.com.

Executive Development and Compensation Committee
      The Executive Development and Compensation Committee’s responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to the compensation of our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to the Board with respect to director compensation; and

•	taking such other action with respect to compensation matters as may be delegated from time to time by the Board.
      The members of the Executive Development and Compensation Committee are Messrs. Denning (chairman), Crippen and Kangas. Mr. Kangas replaced Mr. DiBona on the Executive Development and Compensation Committee in June 2004. In April 2005, Mr. Crippen replaced Mr. Fife on the Executive Development and Compensation Committee. The Executive Development and Compensation Committee met three times during 2004. A copy of the charter of the Executive Development and Compensation Committee is available for inspection on our website at www.eclipsys.com.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles;

•	overseeing an annual evaluation of the Board; and

•	taking such other action with respect to corporate governance matters as may be delegated from time to time by the Board.
      The members of the Nominating and Corporate Governance Committee are Messrs. Crippen, Kangas and Kelly. Mr. Kangas replaced Mr. DiBona on this committee in June 2004. The Nominating and Corporate Governance Committee met once during 2004. A copy of the charter of the Nominating and Corporate Governance Committee is available for inspection on our website at www.eclipsys.com.
Director Candidates
      The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests for recommendations, meetings from time to time to evaluate biographical information and material relating to potential candidates and interviews of candidates by Board and Committee members.
      In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

      Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our Voting Common Stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Eclipsys Corporation, 1750 Clint Moore Road, Boca Raton, Florida 33487. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.
      Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Other Stockholder Meeting Matters.” Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next annual meeting.
Communicating with the Independent Directors
      The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board (if an independent director), or the Lead Director (if one is appointed), or otherwise the Chairman of the Nominating and Governance Committee, with the assistance of our Chief Financial Officer and General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate. Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board (if an independent director), or the Lead Director (if one is appointed), or otherwise the Chairman of the Nominating and Governance Committee, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
      Each stockholder may communicate with a director through an e-mail link that is contained on our website at www.eclipsys.com. In addition, stockholders who wish to send communications on any topic to the Board may address such communications to Board of Directors c/o Corporate Secretary, Eclipsys Corporation, 1750 Clint Moore Road, Boca Raton, Florida 33487.
Director Compensation
      In 2004 directors were reimbursed for any expenses incurred in connection with attendance at meetings of the Board of Directors or any committee of the Board of Directors. Commencing in June 2004, in addition to the reimbursement of the expenses described above, the non-employee directors, other than Mr. Fife or those affiliated with significant stockholders such as Mr. Denning and Mr. Kelly, started to receive an annual retainer of $35,000 per year that has been and will continue to be paid pro rata on a quarterly basis. Directors who are employees of Eclipsys have not received any additional remuneration for their service on the Board of Directors. As Chairman of the Board of Directors, Mr. Fife receives an annual retainer equal to $150,000 for his services. In addition, upon their appointment to the Board of Directors in June 2004, each of Mr. Crippen and Mr. Kangas were granted a nonstatutory stock option to purchase 50,000 shares of our Voting Common Stock at an exercise price of $13.53 per share, the fair market value on the date of grant.

Executive Compensation

Summary Compensation
      The following table sets forth the total compensation paid or accrued for the last three years for our Chief Executive Officer and our four other most highly compensated executive officers during 2004 (together, the “Named Executive Officers”):
Summary Compensation Table

						Long-Term Compensation

						Awards

			Annual Compensation			Restricted		Securities
						Stock		Underlying	All Other
Name and Principal Position	Year		Salary		Bonus	Awards		Options(1)	Compensation(2)

Paul L. Ruflin	2004		$778,846	(3)	—	—		—	$251,712	(4)
Former Chief Executive Officer and	2003		750,000		—	—		—	3,027
President	2002	(5)	346,154		$125,000	$1,123,500	(6)	850,000	145
Russ J. Rudish	2004		467,308		100,000	—		90,000	430
Executive Vice President of	2003	(7)	31,154		—	—		200,000	32
Solutions, Sales and Marketing
John Gomez	2004		363,462		—	1,831,600	(8)	260,000	735
Executive Vice President, Chief	2003	(9)	85,577		50,000			80,000	56
Technology and Strategy Officer
John S. Cooper	2004		363,459		—	151,600	(10)	—	1,562
Executive Vice President of Sales	2003		347,691		75,000	—		50,000	25,489	(11)
	2002		257,019		230,000	—		300,000	129,348	(12)
John Depierro	2004		326,538		—	—		—	3,656
Executive Vice President	2003		295,385		25,000	—		10,000	4,357
	2002		260,000		60,000	—		25,000	2,611

(1)	Represents the number of shares covered by options to purchase shares of Voting Common Stock granted during the applicable year.

(2)	Represents Company contributions to group term life insurance policies, contributions on the Named Executive Officer’s behalf to our 401(k) Plan in 2002, 2003 and 2004, and, with respect to Messrs. Ruflin and Cooper, other expenses as described in the footnotes below.

(3)	Mr. Ruflin separated from Eclipsys on April 29, 2005.

(4)	Includes a relocation allowance of $250,000.

(5)	Mr. Ruflin joined Eclipsys as Chief Executive Officer on July 15, 2002.

(6)	Mr. Ruflin received 150,000 shares of restricted Voting Common Stock. The value of this award is calculated based on the last sale price of the Voting Common Stock as reported on the NASDAQ National Market on July 15, 2002, the date of the award ($7.50 per share), less the amount paid by Mr. Ruflin for the shares ($0.01 per share). In connection with his separation from Eclipsys, the vesting of this restricted stock grant was partially accelerated pursuant to Mr. Ruflin’s employment agreement. As a result, 112,500 shares have vested as of the date of Mr. Ruflin’s separation from Eclipsys. We have exercised our right to repurchase the remaining 37,500 shares from Mr. Ruflin at a repurchase price of $0.01 per share. The value of Mr. Ruflin’s restricted stock holdings on December 31, 2004 was $3,063,000. If we pay dividends on our Voting Common Stock, Mr. Ruflin will be entitled to receive such dividends with respect to his restricted stock, whether vested or unvested.

(7)	Mr. Rudish joined Eclipsys as Executive Vice President of Services on November 19, 2003. Mr. Rudish became our Executive Vice President of Sales, Marketing and Customer Solutions in December 2004.

(8)	Mr. Gomez received 70,000 shares of restricted Voting Common Stock on December 1, 2004. The value of this award is calculated based on the last sale price of the Voting Common Stock as reported on the NASDAQ National Market on December 1, 2004, the date of the award ($19.70 per share), less the amount paid by Mr. Gomez for the shares ($0.01 per share). The restrictions on Mr. Gomez’ restricted stock grant will lapse over a five-year period from the grant date, with the restrictions lapsing as to 20,000 shares on the first anniversary of the grant date, and the balance lapsing on a monthly basis over the remaining 48-month period. We maintain the right to repurchase from Mr. Gomez the unvested portion of his restricted stock if he ceases to be employed by us prior to December 1, 2009. Mr. Gomez also received 30,000 shares of restricted Voting Common Stock on July 1, 2004. The value of this award is calculated based on the last sale price of the Voting Common Stock as reported on the NASDAQ National Market on July 1, 2004, the date of the award ($15.12 per share), less the amount paid by Mr. Gomez for the shares ($0.01 per share). The restrictions on the restricted stock grant will lapse over a five-year period from the grant date, with restrictions lapsing as to 6,000 shares on the first anniversary of the grant date, and the balance lapsing on a monthly basis over the remaining 48-month period. We maintain the right to repurchase from Mr. Gomez the unvested portion of his restricted stock if he ceases to be employed by us prior to July 1, 2009. The value of Mr. Gomez’ restricted stock holdings on December 31, 2004 was $2,042,000. If we pay dividends on our Voting Common Stock, Mr. Gomez will be entitled to receive such dividends with respect to his restricted stock, whether vested or unvested.

(9)	Mr. Gomez joined Eclipsys as Senior Vice President and Chief Technology Officer in August 2003. Mr. Gomez became our Executive Vice President Product Development and Delivery, and Chief Technology and Strategy Officer in December 2004.

(10)	Mr. Cooper received 10,000 shares of restricted Voting Common Stock on September 16, 2004. The value of this award is calculated based on the last sale price of the Voting Common Stock as reported on the NASDAQ National Market on September 16, 2004, the date of the award ($15.17 per share), less the amount paid by Mr. Cooper for the shares ($0.01 per share). The restrictions on Mr. Cooper’s restricted stock grant will lapse over a five-year period from the grant date, with the restrictions lapsing as to 2,000 shares on the first anniversary of the grant date, and the balance lapsing on a monthly basis over the remaining 48-month period. We maintain the right to repurchase from Mr. Cooper the unvested portion of his restricted stock if he ceases to be employed by us prior to September 16, 2009. The value of Mr. Cooper’s restricted stock holdings on December 31, 2004 was $204,200. If we pay dividends on our Voting Common Stock, Mr. Cooper will be entitled to receive such dividends with respect to his restricted stock, whether vested or unvested.

(11)	Includes $23,172 in reimbursed relocation expenses in 2003.

(12)	Includes $129,140 in reimbursed relocation expenses in 2002.

Stock Option Grants
      The following table sets forth grants of stock options to each of the Named Executive Officers during the year ended December 31, 2004.
Option Grants in Last Fiscal Year

	Individual Grants
						Potential Realizable Value at
			Percent of			Assumed Annual Rates of
	Number of		Total Options	Exercise or		Stock Price Appreciation for
	Securities		Granted to	Base Price		Option Term(1)
	Underlying		Employees in	Per	Expiration
Name	Options Granted		Fiscal Year	Share(2)	Date	5%	10%

Paul L. Ruflin	—		—	—	—	—	—
Russ J. Rudish	90,000	(3)	5.88%	$19.70	12/1/14	$1,115,030	$2,825,705
John Gomez	120,000	(4)	9.15	13.35	2/4/14	1,007,489	2,553,175
	140,000	(5)	7.84	19.70	12/1/14	1,734,491	4,395,541
John S. Cooper	—		—	—	—	—	—
John Depierro	—		—	—	—	—	—

*	Less than 1%

(1)	Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Voting Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises and Voting Common Stock holdings are dependent on the timing of such exercises and the future performance of the Voting Common Stock. The rates of appreciation in this table are assumptions only and may not be achieved, and the amounts reflected may not be received by the individuals.

(2)	The exercise price of each grant is the fair market value of the Voting Common Stock on the date of grant.

(3)	This option vests over a five-year term, with 20% vesting on the first anniversary of the date of grant and the balance vesting monthly over the next four years.

(4)	This option vests over a five-year term, with 20% vesting on the first anniversary of the date of grant and the balance vesting monthly over the next four years.

(5)	This option vests over a five-year term, with 20% vesting on the first anniversary of the date of grant and the balance vesting monthly over the next four years.

Option Exercises and Year-End Option Values
      The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2004. None of the Named Executive Officers exercised options or sold restricted stock during 2004.
Fiscal Year-End Option Values

	Number of Shares
	Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money Options
	Fiscal Year End		at Fiscal Year End(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Paul L. Ruflin	410,803	439,197	$5,311,682	$5,678,817
Russ J. Rudish	90,625	199,375	1,024,063	1,301,637
John Gomez	19,667	320,333	156,296	1,434,603
John S. Cooper	213,331	136,669	1,712,800	1,420,700
John Depierro	126,739	9,999	1,472,250	129,098

(1)	The last sale price of the Voting Common Stock as reported on the NASDAQ National Market on December 31, 2004 was $20.43. The values shown in this chart are based upon the difference between that price and the option exercise price.
Employment Contracts
      On April 29, 2005, our Board of Directors named Mr. Fife Chief Executive Officer and President, replacing Mr. Ruflin, who left Eclipsys. In connection with his appointment as Chief Executive Officer and President, we entered into an employment agreement with Mr. Fife on April 29, 2005. Pursuant to this agreement, we agreed to employ Mr. Fife as Chief Executive Officer and President at an initial annual salary of $750,000. Pursuant to the employment agreement, we or Mr. Fife can terminate Mr. Fife’s employment with us at any time. Mr. Fife also agreed not to solicit our employees or customers during his employment and for 12 months after the termination of his employment. In addition, separate from the employment agreement, Mr. Fife will continue to receive $150,000 in annual compensation as the Chairman of our Board of Directors.
      Also on April 29, 2005, we entered into a restricted stock agreement with Mr. Fife under our Amended and Restated 2000 Stock Incentive Plan. Pursuant to this restricted stock agreement, we sold Mr. Fife 100,000 shares of our common stock at a purchase price of $0.01 per share. Under the restricted stock agreement, we maintain the right to repurchase the unvested portion of these shares at the original purchase price upon the termination of the Business Relationship (as defined in the restricted stock agreement) between us and Mr. Fife. The shares vest over a two-year period, with 4.166% vesting each month.
      In connection with his separation from Eclipsys, we entered into a separation agreement with Mr. Ruflin on May 20, 2005. Pursuant to the separation agreement, we will pay Mr. Ruflin the following severance benefits in lieu of any benefits he was entitled to receive pursuant to his Amended and Restated Employment Agreement: (i) severance pay of $1,496,277, less all applicable taxes, payable in a lump sum payment within ten (10) days of the date of the separation agreement, (ii) continued life, group health and dental insurance benefits until the earlier of 18 months after his separation from Eclipsys or such time as Mr. Ruflin is eligible to receive substantially similar benefits from another employer, (iii) $25,000, less all applicable taxes, for tax and estate planning expenses, payable in a lump sum payment within ten (10) days of the date of the separation agreement, and (iv) the acceleration of the vesting under his stock option and restricted stock grant so as to provide an additional 12 months of vesting. In addition, pursuant to the separation agreement, Mr. Ruflin agreed not to compete with us or solicit our employees or customers for a period of 18 months after his separation from Eclipsys.

      On February 18, 2002, Mr. Cooper joined Eclipsys as our Executive Vice President of Sales. Mr. Cooper’s annual base salary was increased to $375,000 effective March 2005. Under his employment arrangement, if Mr. Cooper’s employment is terminated other than for cause or on a voluntary basis, he is entitled to severance benefits equal to 18 months of his base pay, target bonus and benefits, together with continued vesting of his stock options for a period of 12 months from termination.
      On December 20, 2004, we entered into an employment agreement with John A. Adams. Pursuant to this agreement, we agreed to employ Mr. Adams as Executive Vice President and Chief Administrative Officer at an initial annual salary of $450,000. Mr. Adams’ initial target bonus is $200,000 for 2005, of which $100,000 is guaranteed. Mr. Adams also received (i) a one-time signing bonus of $140,000; (ii) an option grant of 400,000 shares of our Voting Common Stock; and (iii) a restricted stock grant of 100,000 shares of our Voting Common Stock. Under the agreement, Mr. Adams also receives an annual allowance of up to $25,000 per year for tax and estate planning. Pursuant to the employment agreement, Mr. Adams shall remain employed by us until his employment is terminated by either Mr. Adams or us. If Mr. Adams’ employment is terminated by us without cause or by Mr. Adams for good reason, each as defined in the agreement, he is entitled to severance benefits equal to his base salary for 18 months, a bonus equal to 150% of his target bonus on the date of termination, an additional 12 months of vesting of stock and options granted to him (to the extent the relevant option or stock grant agreement does not already provide a similar benefit) and continuation of life, health and dental benefits for 18 months (or until such time as Mr. Adams is covered by a similar program of another employer). If Mr. Adams’ employment is terminated by us or our successor without cause or by Mr. Adams for good reason within two years following a change in control of Eclipsys, we must pay Mr. Adams his base salary for 24 months and a bonus equal to 200% of his target bonus on the date of termination, and provide him with full vesting of all restricted stock awards and option grants and continuation of life, health and dental benefits for an additional 24 months or until such time as Mr. Adams is covered by a similar program of another employer. In addition, we agreed to pay Mr. Adams an additional “gross up” amount to cover any U.S. federal excise taxes he may owe on “excess parachute payments” with respect to any severance benefits he receives following a change in control of Eclipsys.
      Effective March 2005, we executed an employment agreement with Mr. Rudish. Under his employment agreement with us, Mr. Rudish will be paid a base annual salary of at least $450,000 per year, and will be eligible to receive an incentive bonus determined by the Board of Directors, with a target bonus of at least $200,000 for 2005. Under the agreement, Mr. Rudish also receives an annual allowance of up to $25,000 per year for tax and estate planning. Pursuant to the employment agreement, Mr. Rudish shall remain employed by us until his employment is terminated by either him or us. If Mr. Rudish’s employment is terminated by us without cause or by Mr. Rudish for good reason, each as defined in the agreement, he is entitled to severance benefits equal to his base salary for 18 months, a bonus equal to 150% of his target bonus on the date of termination, an additional 12 months of vesting of stock and options granted to him after the date of the employment agreement and continuation of life, health and dental benefits for 18 months (or until such time as Mr. Rudish is covered by a similar program of another employer). If Mr. Rudish’s employment is terminated by us or our successor without cause or by Mr. Rudish for good reason within two years following a change in control of Eclipsys, we must pay Mr. Rudish his base salary for 24 months and a bonus equal to 200% of his target bonus on the date of termination, and provide him with full vesting of all restricted stock awards and option grants and continuation of life, health and dental benefits for an additional 24 months or until such time as Mr. Rudish is covered by a similar program of another employer. In addition, we agreed to pay Mr. Rudish an additional “gross up” amount to cover any U.S. federal excise taxes he may owe on “excess parachute payments” with respect to any severance benefits he receives following a change in control of Eclipsys.
      Effective March 2005, we also executed an employment agreement with Mr. Gomez. Under his employment agreement with us, Mr. Gomez will be paid a base annual salary of at least $450,000 per year, and will be eligible to receive an incentive bonus determined by the Board of Directors, with a target bonus of at least $200,000 for 2005. Under the agreement, Mr. Gomez also receives an annual allowance of up to $25,000 per year for tax and estate planning. Pursuant to the employment agreement, Mr. Gomez shall remain employed by us until his employment is terminated by either him or us. If Mr. Gomez’s employment is terminated by us without cause or by Mr. Gomez for good reason, each as defined in the agreement, he is entitled to severance benefits equal to his base salary for 18 months, a bonus equal to 150% of his target bonus on the date of termination, an additional 12 months of vesting of stock and options granted to him after the date of the employment agreement and continuation of life, health and dental benefits for 18 months (or until such time as Mr. Gomez is covered by a similar program of another employer). If Mr. Gomez’s employment is terminated by us or our successor without cause or by Mr. Gomez for good reason within two years following a change in control of Eclipsys, we must pay Mr. Gomez his base salary for 24 months and a bonus equal to 200% of his target bonus on the date of termination, and provide him with full vesting of all restricted stock awards and option grants and continuation of life, health and dental benefits for an additional 24 months or until such time as Mr. Gomez is covered by a similar program of another employer. In addition, we agreed to pay Mr. Gomez an additional “gross up” amount to cover any U.S. federal excise taxes he may owe on “excess parachute payments” with respect to any severance benefits he receives following a change in control of Eclipsys.
Certain Relationships and Transactions
      We have a license agreement with Partners HealthCare System, Inc. (“Partners”). Partners was not affiliated with us at the time of negotiation of the license. Jay Pieper, a director of Eclipsys, is Vice President of Corporate Development and Treasury Affairs for Partners. Under the terms of this license, we may develop, commercialize, distribute and support certain technology and license it, as well as sell related services, to other healthcare providers and hospitals throughout the world (with the exception of the Boston, Massachusetts metropolitan area). No royalties are payable by us pursuant to the license with Partners. We are obligated to offer to Partners and certain of its affiliates a license for internal use, granted on most favored customer terms, to all new software applications developed by us, whether or not derived from the licensed technology, and major architectural changes to the licensed technology. Partners and certain of its affiliates are also entitled to receive internal use licenses, also granted on most favored customer terms, for any changes to any module or application included in the licensed technology requiring at least one person-year of technical effort. Additionally, as part of the agreement, we have previously provided development services to Partners related to commercializing its intellectual property. No fees were paid to us for development services in 2004. In 2001, Partners entered into a contract with us for the license of a new software application and related professional services. This new software application consisted of an upgrade to an existing software application that Partners had licensed from Transition Systems, Inc. (“Transition”), an entity that we acquired in December 1998. Under this new contract, Partners paid us $691,000 in 2004. As of December 31, 2004, Partners owed us $403,000 related to this new contract. Partners was not affiliated with us at the time of the negotiation of the original Partners license from Transition.
      During July 1999, we invested in HEALTHvision, Inc. (“HEALTHvision”), a Dallas-based, privately held Internet healthcare company. Mr. Kelly, a member of our Board of Directors, serves on the board of directors of HEALTHvision. We beneficially own common stock of HEALTHvision representing approximately 27.8% of its outstanding common stock on a fully diluted basis. Investment entities affiliated with General Atlantic LLC beneficially own shares of preferred stock and warrants to purchase preferred stock and common stock of HEALTHvision representing approximately 29.4% of its outstanding stock on a fully diluted basis. Messrs. Denning and Kelly, each a member of our Board of Directors, are managing members of General Atlantic LLC. In addition, two of our officers, Messrs. Robert J. Colletti and John Depierro, own shares of preferred stock, warrants to purchase preferred stock or stock options of HEALTHvision, representing less than 1% of its outstanding stock in each case and in the aggregate on a fully diluted basis.
      In 1999, we entered into an agreement with HEALTHvision under which both organizations agreed to jointly market products and services to their customers. In late 2003, we mutually agreed with

HEALTHvision to terminate the joint marketing provisions of our agreement. Under the remaining provisions of this agreement, we paid HEALTHvision approximately $2.1 million during 2004 for the sale of our products and services, and owed HEALTHvision approximately $800,000 as of December 31, 2004. Also, during 2004, we earned revenues from HEALTHvision approximately $1.1 million for remote hosting and other related services and had accounts receivable due from HEALTHvision of approximately $300,000 at December 31, 2004.
      Eclipsys has adopted a policy that all transactions between us and our executive officers, directors and affiliates must (i) be on terms no less favorable to Eclipsys than could be obtained from unaffiliated third parties; and (ii) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors.

Executive Development and Compensation Committee
Report on Executive Compensation
       This report addresses our compensation policies applicable to our executive officers during 2004. Our executive compensation program is administered by the Executive Development and Compensation Committee of the Board of Directors (the “Committee”), which is composed of three non-employee directors. The Committee is responsible for determining the compensation package of each executive officer, including the Chief Executive Officer.
Overview and Philosophy
      Our executive compensation program is designed to promote the following objectives:

•	To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to our long-term success;

•	To align management’s interests with our success by placing a portion of the executive’s compensation at risk in relation to our performance; and

•	To align management’s interests with stockholders by including long-term equity incentives.
      The Committee believes that our executive compensation program provides an overall level of compensation that is competitive within our industry and among companies of comparable size and complexity. To ensure that compensation is competitive, we regularly compare our compensation practices with those of other similar companies and sets our compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Committee believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.
Executive Compensation Program
      Our executive compensation program consists of base salary, annual incentive compensation in the form of cash bonuses and long-term equity incentives in the form of stock options and restricted stock. Executive officers also are eligible to participate in certain benefit programs that are generally available to all of our employees, such as life insurance benefits and our Second Amended and Restated 1998 Employee Stock Purchase Plan (the “ESPP”) and 401(k) savings plan.
          Base Salary
      At the beginning of each year, the Committee establishes an annual salary plan for our executive officers based on recommendations made by our Chief Executive Officer. The Committee attempts to set base salary compensation within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. In setting the annual cash compensation for our executive officers, the Committee reviews compensation for comparable positions by reviewing compensation data available in a number of publicly available surveys and databases. All of the companies in the Peer Group (as defined below) are included, along with other companies, in the compensation data reviewed. In addition to external market data, salary determinations depend both upon our financial performance and upon the individual’s performance as measured by certain subjective non-financial objectives. These non-financial objectives include the individual’s contribution to Eclipsys as a whole, including his or her ability to motivate others, develop the skills necessary to grow as we mature, recognize and pursue new business opportunities and initiate programs to enhance our growth and success.

          Annual Incentive Compensation
      Our bonus program is designed to provide our key employees with cash incentives to achieve our financial goals. At the beginning of each year, the Committee establishes target annual bonuses for each executive officer, which the executive will receive if we achieve our targeted financial objectives for the year. Cash bonuses are then paid annually based upon our attainment of these targeted financial objectives for the year. No bonuses were paid to the Named Executive Officers for 2004, except for Mr. Rudish who was paid a bonus of $100,000 for 2004. In connection with Mr. Rudish’s hiring, we had granted Mr. Rudish a contractual right to receive this bonus for 2004.
          Long-Term Equity Incentives
      Our stock incentive program is designed to promote the identity of long-term interests between our employees and our stockholders and to assist in the retention of executives. The size of option and stock grants is generally intended by the Committee to reflect the executive’s position with us and his or her contributions to us. Stock options and restricted stock generally vest over a three- to five-year period in order to encourage key employees to continue in our employ. In 2004, all stock options were granted at an option price equal to the fair market value of our Voting Common Stock on the date of the grant.
          Benefits
      Our executive officers are entitled to receive medical and life insurance benefits and to participate in our 401(k) retirement savings plan on the same basis as other full-time employees of Eclipsys. Our ESPP, which is available to virtually all employees including executive officers, allows participants to purchase shares at a discount of 15% from the fair market value at the beginning or end of the applicable purchase period. The Board of Directors suspended the ESPP in February 2004.
Summary of Compensation of Chief Executive Officer
      Mr. Ruflin joined Eclipsys as our Chief Executive Officer and President on July 15, 2002. During 2004, Mr. Ruflin received an annual base salary of $750,000. Mr. Ruflin also received $250,000 in 2004 as an allowance for expected future relocation expenses. Mr. Ruflin’s base compensation was set by the Committee based on several factors, including (i) the base compensation of persons with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success; and (ii) the Committee’s expectations for the future performance of Mr. Ruflin. The Committee established Mr. Ruflin’s target bonus at $250,000 for 2004, or approximately 33% of his base salary, and provided that he would be entitled to bonus payments based on targeted growth in earnings, revenue and market development, and improvement in customer satisfaction and the product development cycle. Based on these measurements, the Committee did not award Mr. Ruflin a bonus in 2004. Mr. Ruflin did not receive any additional stock options or restricted stock awards in 2004.
Compliance with Internal Revenue Code Section 162(m)
      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s chief executive officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, we structure and administer our stock option plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under our stock plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes such payments are appropriate and in the best interests of us and our stockholders, after taking into consideration changing business conditions and the performance of our employees.

EXECUTIVE DEVELOPMENT AND
COMPENSATION COMMITTEE

Steven A. Denning
Eugene V. Fife
Edward A. Kangas

Compensation Committee Interlocks and Insider Participation
      Messrs. Denning, Fife, Kangas and DiBona served during 2004 as members of the Executive Development and Compensation Committee. Mr. Kangas replaced Mr. DiBona on the committee in June 2004. On April 29, 2005, Mr. Crippen replaced Mr. Fife on the committee. None of Messrs. Denning, Kangas, Fife, Crippen or DiBona was at any time during 2004, or at any other time, an officer or employee of Eclipsys, except that on April 29, 2005, Mr. Fife became our President and Chief Executive Officer and simultaneously resigned from the committee. No interlocking relationships exist between the Board of Directors or the Executive Development and Compensation Committee and the board of directors or the compensation committee of any other company, nor has any interlocking relationship existed in the past. See “Certain Relationships and Transactions” for a description of certain relationships and transactions between us and affiliates of Mr. Denning.
Equity Compensation Plans
      The following table provides information about the Voting Common Stock that may be issued under our existing equity compensation plans as of December 31, 2004.

	Number of Securities	Weighted Average	Number of Securities
	Issued Upon Exercise	Exercise Price of	Remaining Available
	of Outstanding	Outstanding	for Future Issuance
	Options, Warrants	Options, Warrants	Under Equity
	and Rights	and Rights	Compensation Plans

Equity compensation plans approved by security holders(1)	8,581,076	$10.82	479,968
Equity compensation plans not approved by security holders(2)	400,000	19.96	—

Total	8,981,076	$11.23	479,968

(1)	This table excludes an aggregate of 157,376 shares issuable upon the exercise of outstanding options assumed by Eclipsys in connection with various acquisitions. The weighted average price of the excluded options is $27.13.

(2)	This represents on option that was granted in 2004 without stockholder approval as an inducement grant related to the hiring of Mr. Adams as our chief administrative officer and executive vice president.
      On December 20, 2004, in connection with hiring Mr. Adams as our chief administrative officer and executive vice president, we granted Mr. Adams an option to purchase up to 400,000 shares of our Voting Common Stock at a purchase of $19.96 per share. This option was granted without stockholder approval as an inducement grant in accordance with NASDAQ Marketplace Rule 4350. This option vests over a five-year period, with 20% vesting on December 20, 2005 and monthly thereafter at the rate of 1.667% per month until December 20, 2009, provided that Mr. Adams remains employed by us at the end of each such period. The option terminates 90 days after the termination of the relationship between Mr. Adams and us, unless the termination is for cause (in which case the option may not be exercised) or is a result of the death or disability of Mr. Adams (in which case the option terminates 180 days after the date of termination). Unless exercised or terminated earlier, the option expires after 10 years from the date of grant. In the event Mr. Adams’s employment is terminated by us without cause or by Mr. Adams for good reason, the vesting schedule of the options will accelerate by 12 months. Further, as provided in Mr. Adams’ employment agreement, in the event Mr. Adams’s employment is terminated by us or any successor without cause or by Mr. Adams for good reason within two years following a change in control, the options will immediately vest in full.
      Also on December 20, 2004, we granted Mr. Adams the right to purchase 100,000 shares of our Voting Common Stock at a purchase price of $0.01 per share. This restricted stock award was made without stockholder approval as an inducement grant in accordance with NASDAQ Marketplace Rule 4350. We maintain the right to repurchase the unvested portion of these shares at the original purchase price upon the termination of the relationship between Mr. Adams and us. The shares vest over a five-year period, with 20% vesting on December 20, 2005 and 1.667% vesting each month thereafter until December 20, 2009, provided that Mr. Adams remains employed by us at the end of each such period. In the event Mr. Adams’ employment is terminated by us without cause or by Mr. Adams for good reason, the vesting schedule for the shares will accelerate by 12 months. Further, as provided in Mr. Adams’ employment agreement, in the event Mr. Adams’ employment is terminated by us or any successor without cause or by Mr. Adams for good reason within two years following a change in control, the shares will immediately vest in full.

Report of The Audit Committee
of The Board of Directors
       The Audit Committee of our Board of Directors is composed of three members and acts under a written charter first adopted and approved on June 14, 2000, which was amended and restated on April 29, 2004. The members of the Audit Committee are independent directors, as defined by its charter and the rules of the NASDAQ Stock Market. The Audit Committee reviewed our audited financial statements for the fiscal year ended December 31, 2004 and discussed these financial statements with our management and our registered public accounting firm. The Audit Committee has also received from, and discussed with, our registered public accounting firm various communications that our registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).
      Our registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed with the registered public accounting firm their independence from us.
      Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004.
      By the Audit Committee of the Board of Directors of Eclipsys Corporation.

AUDIT COMMITTEE

Jay B. Pieper
Eugene V. Fife
Edward A. Kangas

Comparative Stock Performance
      The following graph compares the cumulative total stockholder return on our Voting Common Stock from December 31, 1999 to December 31, 2004 with the cumulative total return of (i) U.S. companies traded on the NASDAQ Stock Market (the “NASDAQ Index”); and (ii) an index of three similar publicly traded companies (the “Peer Group”). The Peer Group is composed of Cerner Corporation, Quadramed Corporation and IDX Systems Corporation. This graph assumes the investment of $100.00 on December 31, 1999 in our Voting Common Stock, the NASDAQ Index and the Peer Group, and assumes that any dividends are reinvested.
Comparison of 5 Year Cumulative Total Return
Among Eclipsys Corporation,
The Nasdaq Stock Market (U.S.) Index and a Peer Group

	Eclipsys Corporation	Peer Group	NASDAQ Stock Market

12/31/99	$100.00	$100.00	$100.00
12/31/00	$95.61	$129.76	$60.09
12/31/01	$65.37	$128.95	$45.44
12/31/02	$20.88	$90.97	$26.36
12/31/03	$45.42	$119.13	$38.55
12/31/04	$79.73	$160.43	$40.87

Proposal 2 — Approval of the 2005 Stock Incentive Plan
       On April 15, 2005, our Board of Directors adopted, subject to stockholder approval, the 2005 Stock Incentive Plan (the “2005 Plan”). The Board also resolved that, upon stockholder approval of the 2005 Plan, no further awards will be granted under our Amended and Restated 2000 Stock Incentive Plan.
      Awards may be made under the 2005 Plan for a number of shares (subject to adjustment in the event of stock splits and other similar events) equal to the sum of (1) 2,000,000 shares of our Voting Common Stock (2) any shares reserved for issuance under the Amended and Restated 2000 Stock Incentive Plan that remain available for issuance as of the date the 2005 Plan is approved by our stockholders and (3) any shares subject to outstanding awards under our 1996 Stock Plan, the Amended and Restated 1998 Stock Incentive Plan, the Amended and Restated 1999 Stock Incentive Plan and the Amended and Restated 2000 Stock Incentive Plan that expire or are terminated, surrendered or canceled without having been fully exercised, are repurchased or forfeited in whole or part or result in any shares subject to such award not being issued, provided that the maximum number of shares that may become available under items (2) and (3) is 8,328,635.
     Description of the 2005 Plan
      The following is a brief summary of the 2005 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Types of Awards
      The 2005 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonstatutory stock options, SARs, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).
      Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Voting Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than 100% of the fair market value of the Voting Common Stock on the date of grant. In addition, under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value of the Voting Common Stock on the date of grant to optionees holding more than 10% of the voting power of Eclipsys. Options may not be granted for a term in excess of ten years. The 2005 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to us of shares of Voting Common Stock, (iii) subject to certain conditions, delivery to us of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.
      Stock Appreciation Rights. A stock appreciation right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in Voting Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Voting Common Stock. SARs may be granted independently or in tandem with Options. The Board of Directors shall establish the base price from which the appreciation of a SAR is measured, but such base price shall not be less than 100% of the fair market value of the Voting Common Stock on the date of grant.
      Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Voting Common Stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

      Restricted Stock Unit Awards. Restricted stock unit awards entitle the recipient to receive shares of Voting Common Stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.
      Vesting of Restricted Stock and Restricted Stock Unit Awards. Except for a maximum of 25,000 shares of Voting Common Stock with respect to which restricted stock and restricted stock unit awards may be granted, restricted stock and restricted stock unit awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33 1/3% vested prior to the second anniversary of the date of grant and no more than 66 2/3% vested prior to the third anniversary of the date of grant. Restricted stock and restricted stock unit awards that provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. Notwithstanding the foregoing, the Board of Directors may waive its right to repurchase shares of Voting Common Stock or remove or modify the restrictions applicable to a restricted stock award, provided that the Board of Directors may only exercise such rights in extraordinary circumstances, including, without limitation, death or disability of the participant, estate planning needs of the participant, merger, sale or change in control of Eclipsys, or any other nonrecurring significant event affecting Eclipsys, a participant or the plan.
      Other Stock-Based Awards. Under the 2005 Plan, the Board of Directors has the right to grant other Awards based upon the Voting Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of Voting Common Stock, and the grant of Awards entitling recipients to receive shares of Voting Common Stock to be delivered in the future.
      Performance Conditions. The Executive Development and Compensation Committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-based award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income or (p) cash flow. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (A) may vary by participant and may be different for different Awards; (B) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Compensation Committee; and (C) will be set by the Executive Development and Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).
      We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect us.

Transferability of Awards
      Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order, and, during the life of the participant, Awards are exercisable only by the participant; provided, however, that the Board of Directors may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the participant and/or an immediate family member thereof if, with respect to such proposed transferee, we would be eligible to use a Form S-8 for the registration of the sale of the Voting Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that we shall not be required to recognize any such transfer until such time as the participant and such permitted transferee shall, as a condition to such transfer, deliver to us a written instrument in form and substance satisfactory to us confirming that such transferee shall be bound by all of the terms and conditions of the Award.

Eligibility to Receive Awards
      Employees, officers, directors, consultants and advisors of Eclipsys and our subsidiaries and other business ventures in which we have a controlling interest are eligible to be granted Awards under the 2005 Plan. Under present law, however, incentive stock options may only be granted to employees of Eclipsys and our subsidiaries.
      The maximum number of shares with respect to which Awards may be granted to any participant under the 2005 Plan may not exceed 2,000,000 shares per calendar year. For purposes of this limit, the combination of an option in tandem with SAR is treated as a single award. The maximum number of shares with respect to which awards other than options and SARs may be granted is 500,000 over the term of the 2005 plan.

Plan Benefits
      As of May 11, 2005, approximately 2,039 persons were eligible to receive Awards under the 2005 Plan, including our five executive officers and five non-employee directors. The granting of Awards under the 2005 Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group.
      On May 17, 2005, the last reported sale price of our Voting Common Stock on the NASDAQ National Market was $13.25.

Limitation on Repricings
      Generally, unless approved by our stockholders, (1) no outstanding option may be repriced lower than the then-current exercise price per share of such option and (2) the Board of Directors may not cancel any outstanding option and grant new, substituted Awards under the 2005 Plan having a lower exercise price than the cancelled option.

Administration
      The 2005 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Plan and to interpret the provisions of the 2005 Plan. Pursuant to the terms of the 2005 Plan, the Board of Directors may delegate authority under the 2005 Plan to one or more committees or subcommittees of our Board of Directors or to our officers.
      Subject to any applicable limitations contained in the 2005 Plan, the Board of Directors, or any committee or officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Voting Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Voting Common Stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of Voting Common Stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.
      The Board of Directors is required to make appropriate adjustments in connection with the 2005 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2005 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of Eclipsys with or into another entity as a result of which all of our Voting Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of our Voting Common Stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of Eclipsys. In connection with a Reorganization Event, the Board of Directors will provide that all outstanding options will be assumed, or equivalent options substituted, by the acquiring or succeeding corporation. If such Reorganization Event also constitutes a Change in Control Event, unless the option agreement provides otherwise, the assumed or substituted options shall be immediately exercisable in full if, within one year of the Reorganization Event, the Participant resigns for good reason or is terminated without cause. If the acquiring or succeeding corporation does not agree to assume or substitute for the options, or in the event of a liquidation or dissolution of Eclipsys, the Board of Directors will provide that all then unexercised options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the Reorganization Event, except to the extent exercised before the Reorganization Event. In the event of a Reorganization Event in which holders of Voting Common Stock will receive cash for their shares, the Board of Directors may provide that all outstanding options will terminate upon the Reorganization Event and that each participant will receive a cash payment equal to the amount by which the acquisition price exceeds the exercise price of such options.
      Upon a Change in Control Event that is not also a Reorganization Event, unless the option agreement otherwise provides, all options will automatically become immediately exercisable in full if, within one year of the Change in Control Event, the participant resigns for good reason or is terminated without cause. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, our repurchase and other rights under each outstanding restricted stock award will inure to the benefit of our successor and will apply to the cash, securities or other property which the Voting Common Stock was converted into or exchanged for pursuant to such Reorganization Event. Upon the occurrence of a Change in Control Event (regardless of whether such event is also a Reorganization Event), unless the restricted stock agreement otherwise provides, all restrictions and conditions on all restricted stock awards will automatically be deemed terminated or satisfied if, within one year of the Change of Control Event, the participant resigns for good reason or is terminated without cause. The Board of Directors may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and other stock unit award.
      Except as described above, the Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
      If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Voting Common Stock covered by such Award will again be available for grant under the 2005 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. SARs to be settled in shares of Voting Common Stock are counted in full against the number of shares available for award under the 2005 Plan, regardless of the number of shares of Voting Common Stock issued on settlement of the SAR. SARs to be settled only in cash are not so counted. Shares issued under the 2005 Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Substitute Options
      In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, the Board may grant options in substitution for any options or other stock or stock-

based awards granted by such entity or an affiliate thereof. Substitute options may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on options contained in the 2005 Plan. Substitute options will not count against the 2005 Plan’s overall share limit, except as may be required by the Code.

Provisions for Foreign Participants
      The Board of Directors or the Executive Development and Compensation Committee may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2005 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination
      No Award may be made under the 2005 Plan after April 15, 2015 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2005 Plan; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.
      The 2005 Plan became effective on the date on which it was adopted by the Board of Directors, but no Award may be granted unless and until the 2005 Plan has been approved by the stockholders.

Federal Income Tax Consequences
      The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board of Directors, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options
      A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
      A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options
      A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

SARs
      A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards
      A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units
      A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards
      The tax consequences associated with any other stock-based Award granted under the 2005 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying Voting Common Stock.

Tax Consequences to Us
      There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
      The Board of Directors recommends a vote FOR the adoption of the 2005 Stock Incentive Plan.

Proposal 3 — Approval of the 2005 Employee Stock Purchase Plan
       On April 15, 2005, the Board of Directors adopted, subject to stockholder approval, the 2005 Employee Stock Purchase Plan (the “2005 Purchase Plan”). The Board of Directors also resolved that upon approval of the 2005 Purchase Plan by our stockholders, the Second Amended and Restated 1998 Employee Stock Purchase Plan will be terminated and no further awards will be made thereunder.
      The following is a brief summary of the material terms of the 2005 Purchase Plan. This summary is qualified in its entirety by reference to the 2005 Purchase Plan, a copy of which is attached hereto as Appendix B.

General
      The 2005 Purchase Plan provides eligible employees with the opportunity to purchase shares of our Voting Common Stock at a discounted price. We cannot now determine the number of shares to be granted in the future to any particular person or group under the 2005 Purchase Plan.

Eligibility
      With certain limited exceptions in the case of employees who hold in excess of 5% of our outstanding capital stock, each employee of Eclipsys and our eligible subsidiaries, including any director who is also an employee, is eligible to participate in the 2005 Purchase Plan, provided he or she (i) is employed by us or any eligible subsidiary on the applicable offering commencement date; (ii) is customarily employed by us or any eligible subsidiary for more than 20 hours per week and for more than five months in a calendar year; and (iii) has been employed by us or any eligible subsidiary for at least three months prior to enrolling in the Purchase Plan.

Offerings
      The 2005 Purchase Plan is implemented through a series of offerings, each of which is three months in length. Participants in an offering purchase shares with funds set aside through payroll withholding. An employee may elect to have any dollar amount up to the lesser of (i) 15% of his or her compensation during the plan period and (ii) the product of (A) $10,000 and (B) the quotient of the number of months in the plan period divided by 12, withheld from his or her pay for purposes of purchasing shares under the 2005 Purchase Plan, subject to certain limitations on the maximum number of shares that may be purchased.
      No employee may be granted an option under the 2005 Purchase Plan if, immediately after the grant, the employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total voting power or value of all classes of stock of Eclipsys or any of its subsidiary corporations. In addition, no employee may be granted an option under the 2005 Purchase Plan that permits the employee’s rights to purchase stock under all of the stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 of the fair market value (determined at the time the option is granted) of such stock for each calendar year in which the option is outstanding at any time.

Purchase Price
      Unless otherwise determined by the Board of Directors or a committee appointed thereby, the price at which shares may be purchased during each offering is 95% of the closing price of the Voting Common Stock as reported on the NASDAQ National Market on the date that the offering terminates. Notwithstanding the foregoing, the Board of Directors or Executive Development and Compensation Committee may determine the option price for each plan period prior to the first business day of such period, including whether the price will be determined based on the lesser of the closing price of the Voting Common Stock on (i) the first business day of the period or (ii) the date that the offering terminates, or will be based solely on the closing price of the Common Stock on the date that the offering terminates. The option price must be at least 85% of the applicable closing price.

Number of Shares; Adjustments
      We are requesting stockholder approval to issue 1,000,000 shares of Voting Common Stock to fund the 2005 Purchase Plan. The 2005 Purchase Plan contains provisions relating to adjustments to be made in the event of stock splits and other similar events and certain mergers, acquisitions and other extraordinary corporate transactions involving us.

Administration
      The 2005 Purchase Plan, if approved by stockholders, will be is administered by our Board of Directors, which will have the authority to make rules and regulations for the administration of the 2005 Purchase Plan. Pursuant to the terms of the proposed 2005 Purchase Plan, the Board of Directors may delegate authority there under to a committee of the Board.

Amendment or Termination
      The Board of Directors may at any time terminate or amend the 2005 Purchase Plan, provided that no amendment may be made without prior approval of our stockholders if such approval is required by Section 423 of the Code, and in no event may any amendment be made which would cause the Second Amended and Restated Purchase Plan to fail to comply with Section 423 of the Code.

Federal Income Tax Consequences
      The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 2005 Purchase Plan and with respect to the sale of Voting Common Stock acquired under the 2005 Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that the 2005 Purchase Plan complies with the requirements of Section 423 of the Code. Changes to these laws could alter the tax consequences described below.
      Tax Consequences to Participants. A participant will not have income upon enrolling in the 2005 Purchase Plan or upon purchasing stock at the end of an offering.
      A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the 2005 Purchase Plan. The amount of each type of income and loss will depend on when the participant sells the stock.
      Assuming the purchase price of the stock is 95% of the fair market value on the purchase date, if the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock, at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

•	5% of the value of the stock on the day the offering commenced; and

•	the participant’s profit.
      Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.
      If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

      Tax Consequences to Us. There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.
      The Board of Directors recommends a vote FOR the adoption of the 2005 Employee Stock Purchase Plan.

Proposal 4 — Ratification of Selection of Registered Public Accounting Firm
       The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as our registered public accounting firm for the current fiscal year. PricewaterhouseCoopers LLP has served as our independent auditors since our inception. Although stockholder approval of the Board of Directors’ selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.
      Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.
      The Board of Directors recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as our registered public accounting firm.

Registered Public Accounting Firm Fees
      The following table summarizes the fees of PricewaterhouseCoopers LLP, our registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years:

Fee Category	2003	2004

Audit Fees(1)	$714,870	$960,798
Audit-Related Fees(2)	59,825	103,300
Tax Fees(3)	44,717	19,690
All Other Fees	1,400	6,500

Total Fees	$821,012	$1,090,288

(1)	Audit fees consist of fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to compliance with Section 404 of the Sarbanes-Oxley Act; due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to the review of the consolidated federal income returns, the review of applicable income tax provisions and foreign tax issues, accounted for $34,945 of the total tax fees paid in 2003 and $18,000 in 2004. Tax advice and tax planning services accounted for $9,543 of the total tax fees paid in 2003 and $1,690 in 2004.

(4)	All other fees for 2003 consisted entirely of services related to renewal of our accounting research software. All other fees for 2004 consisted of $1,500 related to renewal of our accounting research software and $5,000 related to regulatory compliance.
Pre-Approval Policy and Procedures
      The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
      From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
Other Matters
Code of Business Conduct and Ethics
      We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, which is located at www.eclipsys.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.
Other Stockholder Meeting Matters
      The Board of Directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.
      All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, our directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and we reserve the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and, as required by law, we will reimburse them for their out-of-pocket expenses in this regard.
      Pursuant to Securities Exchange Act Rule 14a-8(e), proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be received by us at our principal office at 1750 Clint Moore Road, Boca Raton, Florida 33487, not later than December 31, 2005 for inclusion in the proxy statement for that meeting. In addition to this requirement, under our By-Laws, proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders (other than proposals to be included in the Proxy Statement for that meeting in accordance with Rule 14a-8(e)) must be received by us at our principal office in Boca Raton, Florida no less than 60 days nor more than 90 days prior to the date of that meeting. If public notice of our annual meeting of stockholders is not given at least 70 days before the meeting date, any stockholder proposal must be received by us within 10 days after such public notice. A copy of our By-Laws may be obtained from our Secretary.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Exchange Act of 1934 requires our directors, executive officers, and persons who beneficially own more than ten percent of the Voting Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us. Based solely on the reports received by it and on the representations of the reporting persons, we believe that these persons have complied with all applicable filing requirements during the year ended December 31, 2004, except that Mr. Crippen did not file his Form 3 or a Form 4 reporting an option grant on a timely basis, and Mr. Gomez did not file his Form 3 on a timely basis.

By Order of the Board of Directors,

Robert J. Colletti, Secretary
May 20, 2005
      THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN IF THEY HAVE SENT IN THEIR PROXIES.

APPENDIX A
ECLIPSYS CORPORATION
2005 STOCK INCENTIVE PLAN

1.	Purpose
      The purpose of this 2005 Stock Incentive Plan (the “Plan”) of Eclipsys Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility
      All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a)	Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)	Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)	Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a)	Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for a number of shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) equal to the sum of (1) 2,000,000 shares of Common Stock, (2) any shares reserved for issuance under the Company’s Amended and Restated 2000 Stock Incentive Plan, as amended, that remain available for issuance as of the date the Plan is approved by the Company’s Stockholders, and (3) any shares of Common Stock subject to awards under the Company’s 1996 Stock Plan, as amended, Amended and Restated 1998 Stock Incentive Plan, Amended and Restated 1999 Stock Incentive Plan, and Amended and Restated 2000 Stock Incentive Plan, as amended, that expire or are terminated, surrendered or canceled without having been fully exercised, are forfeited in whole or in part (including as the result of shares of Common Stock subject to such award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or result in any shares of Common Stock subject to such award not being issued (including, without limitation, when an award is settled for cash); provided, however, that the maximum number of shares of Common Stock that may be issued under this Plan pursuant to the clauses (2) and (3) shall be 8,328,635. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. SARs (as hereinafter defined) to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued on settlement of the SAR; provided, however, that SARs to be settled only in cash shall not be so counted. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)	Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1)	Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 2,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option (as hereafter defined) in tandem with an SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2)	Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 500,000.

5.	Stock Options

(a)	General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)	Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Eclipsys Corporation, any of Eclipsys Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c)	Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) at the time the Option is granted.

(d)	Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e)	Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f)	Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)	except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)	when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)	to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)	by any combination of the above permitted forms of payment.

(g)	Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h)	Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (2) the Board may not cancel any outstanding option (whether or not granted under this Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.	Stock Appreciation Rights

(a)	General. A stock appreciation right, or “SAR”, is an Award entitling the holder, upon exercise, to receive an amount in Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The base price from which such appreciation is measured shall not be less than 100% of the Fair Market Value on the date of grant. The date as of which such appreciation or other measure is determined shall be the exercise date. SARS granted hereunder shall expire no later than 10 years after the date of grant.

(b)	Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1)	Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2)	Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c)	Exercise. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units

(a)	General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest

(“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b)	Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase and the issue price.

(c)	Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d)	Limitation on Vesting.

(1)	Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33 1/3% vested prior to the second anniversary of the date of grant, and no more than 66 2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection 7(d)(1) shall not apply to (A) Awards granted pursuant to Section 10(i) or (B) to a maximum of 25,000 shares of Common Stock with respect to which Restricted Stock Awards may be granted.

(2)	Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

8.	Other Stock-Based Awards
      Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a)	Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each SAR, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b)	Reorganization and Change in Control Events

(1)	Definitions

(a)	A “Reorganization Event” shall mean:

(i)	any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

(ii)	any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(iii)	any liquidation or dissolution of the Company.

(b)	A “Change in Control Event” shall mean:

(i)	the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 30% or more of either (x) the then-outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition or (D) any acquisition by General Atlantic Partners 28, L.P., General Atlantic Partners 38, L.P., General Atlantic Partners 47, L.P., GAP Coinvestment Partners, L.P. and any other entities controlled by or under common control with any of the foregoing entities, within the meaning of the Exchange Act (each such party is referred to herein as an “Exempt Person”); or

(ii)	such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election;

provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)	the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding the Exempt Persons and any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv)	the liquidation or dissolution of the Company.

(c)	“Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from the current site.

(d)	“Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company or (ii) willful misconduct by the Participant which affects the business reputation of the Company. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.
           (2) Effect on Options

(a)	Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b)	Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, all Options then outstanding shall automatically become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3)	Effect on Restricted Stock Awards

(a)	Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b)	Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied if, on or prior to the first anniversary of the date of the consummation of the Change of Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4)	Effect on Stock Appreciation Rights and Other Stock Unit Awards

The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

10.	General Provisions Applicable to Awards

(a)	Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or family partnership established solely for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)	Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)	Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)	Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the

Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e)	Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)	Amendment of Award. Except as provided in Section 5(h), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)	Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)	Acceleration. Except as otherwise provided in Section 7(d), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)	Performance Conditions.

(1)	This Section 10(i) shall be administered by a Committee approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).

(2)	Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(i) is applicable to such Award.

(3)	If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income or (p) cash flow, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4)	Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5)	The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.	Miscellaneous

(a)	No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)	No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)	Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or

(ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)	Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 10), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes that require stockholder approval under the rules of the NASDAQ National Market, Inc. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e)	Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)	Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g)	Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Adopted by the Board of Directors
on April 15, 2005

APPENDIX B
ECLIPSYS CORPORATION
2005 EMPLOYEE STOCK PURCHASE PLAN
APRIL 15, 2005
      The purpose of this Plan is to provide eligible employees of Eclipsys Corporation (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.01 par value (the “Common Stock”), commencing on September 1, 2005. One million (1,000,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1.	Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.	Eligibility. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a)	they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b)	they have been employed by the Company or a Designated Subsidiary for at least 3 months prior to enrolling in the Plan; and

(c)	they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock, which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.	Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each March 1, June 1, September 1 and December 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a 3-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

4.	Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least 30 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5.	Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of the lesser of (i) 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made and (ii) the product of (A) $10,000 and (B) the quotient of (X) the number of months in the Plan Period divided by (Y) 12. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

6.	Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.	Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.	Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9.	Purchase of Shares.

(a)	Number of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”) at the applicable purchase price (the “Option Price”) the largest number of whole shares of Common Stock of the Company as does not exceed the employee’s accumulated payroll deductions as of the Exercise Date divided by the Option Price for such Plan Period; provided, however, that no employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock for each calendar year in which the Option is outstanding at any time.

(b)	Option Price. The Board or the Committee shall determine the Option Price for each Plan Period prior to the first business day of such Plan Period, including whether such Option Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Period or (ii) the Exercise Date, or shall be based solely on the closing price of the Common Stock on the Exercise Date; provided, however, that such Option Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Option Price will be 95% of the closing price of the Common Stock on the Exercise Date. The closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the NASDAQ National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

(c)	Exercise of Option. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

(d)	Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.	Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11.	Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.	Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13.	Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.	Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.	Adjustment for Changes in Common Stock and Certain Other Events.

(a)	Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Option Price shall be appropriately adjusted to the extent determined by the Board or the Committee.

(b)	Reorganization Events.

(1)	Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2)	Consequences of a Reorganization Event on Options. In connection with a Reorganization Event, the Board or the Committee shall take any one or more of the following actions as to outstanding Options on such terms as the Board or the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated as of the effective date of the Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an employee equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the employee’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (B) the aggregate Option Price of such Option, in exchange for the termination of such Option, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16.	Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

17.	Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

18.	Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19.	Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the NASDAQ National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20.	Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21.	Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22.	Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23.	Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

24.	Effective Date and Approval of Shareholders. The Plan shall take effect on September 1, 2005, subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors
on April 15, 2005

DETACH HERE

PROXY

ECLIPSYS CORPORATION

Proxy for the Annual Meeting of Stockholders to be held Wednesday, June 29, 2005

This Proxy is Solicited on Behalf of the Board of Directors of the Company

     The undersigned, having received notice of the meeting and management’s proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John A. Adams and Robert J. Colletti, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Eclipsys Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Delray Beach Marriott, 10 North Ocean Boulevard, Delray Beach, Florida 33483 on Wednesday, June 29, 2005, at 10:00 a.m., local time, and at any adjournment thereof (the “Meeting”).

     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

     ☒     Please mark votes as in this example.

     PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

1.	To elect the following two (2) Class I directors (except as marked below) for a three (3) year term.	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES	☐

Nominees: Eugene V. Fife, Braden R. Kelly
☐
☐
For all nominees except as noted above

2.	To approve the 2005 Stock Incentive Plan and to authorize for issuance thereunder a total of 2,000,000 shares of the Company’s Voting Common Stock, plus up to an aggregate of 8,328,635; shares that are (i) available for issuance under the Company’s Amended and Restated 2000 Stock Incentive Plan as of the date of the Annual Meeting, or (ii) subject to outstanding awards under the Company’s 1996 Stock Plan, Amended and Restated 1998 Stock Incentive Plan, Amended and Restated 1999 Stock Incentive Plan and Amended and Restated 2000 Stock Incentive Plan as of the date of the Annual Meeting that subsequently expire or are terminated, surrendered or canceled without having been fully exercised or are forfeited in whole or in part.	FOR ☐	AGAINST ☐		ABSTAIN ☐

3.	To approve the 2005 Employee Stock Purchase Plan and to authorize for issuance thereunder a total of 1,000,000 shares of the Company’s Voting Common Stock.	FOR ☐	AGAINST ☐		ABSTAIN ☐

4.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s registered public accounting firm for the current fiscal year.	FOR ☐	AGAINST ☐		ABSTAIN ☐

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Signature: _________________ Date: __________ Signature: _________________ Date: __________